LEASE MODIFICATION AGREEMENT
                                NO. 1

This Agreement made as of the 13th day of June, 2001 by and between ELIZABETH METROMALL LLC, a Delaware limited liability company
("Landlord"), with its principal office at 20 South Third Street, Columbus, Ohio 43215, and Cinema Ride Times Square, Inc. ("Tenant") d/b/a Cinema Ride, a New York corporation, with its principal office at 12001 Ventura Place, Suite 340, Studio City, CA 91604.

                          W I T N E S S E T H:

WHEREAS, Landlord and Tenant have entered into a Lease Agreement dated November 1, 1999 (the "Lease"), for those certain premises designated as space numbers 1111 and 1112 (the "Premises") within the Jersey Gardens (the "Shopping Center") located in the City of Elizabeth, and State of New Jersey;

WHEREAS, CINEMA RIDE, INC. guaranteed the performance of Tenant's obligations under the Lease pursuant to a Guaranty of Lease dated October 19, 1999; and,

WHEREAS, Landlord and Tenant mutually intend and desire to modify the Lease on and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:


1. Undefined capitalized terms used herein shall have the respective meanings given such terms in the Lease.

2. The following Sections of the Lease are hereby amended, effective as of November 1, 1999, as follows:

     a.)  Data Sheet, Section 2.01.

The new paragraph (iii ) shall be added to Section 2.01 on page 1 of the Data Sheet of the Lease, as follows: "(iii) Notwithstanding anything to the contrary in this Lease, for the period commencing on January 1, 2001 and expiring on the last day of the original term of this Lease (the "Modification Period"), the sum of Fifty-two Thousand Six Hundred Fifty-seven and 50/100 Dollars ($52,657.00) annually, which sum shall be payable by Tenant in equal consecutive monthly installments of Four Thousand Three Hundred Thirty-three and 13/100 Dollars ($4,388.13) each."

     b.)  Data  Sheet, Section 2.02.

The new paragraph (iii) shall be added to Section 2.02 on page 2 of the Data Sheet of the Lease, as follows: "(iii) Notwithstanding anything to the contrary in this Lease, for the period commencing on January 1, 2001 and expiring on the last day of the original term of this Lease (the "Modification Period"), a sum equal to ten percent (10%)(the "percentage factor") of all "Gross Sales" resulting from business conducted in, on or from the leased premises during each lease year in

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excess of Five Hundred Twenty-six Thousand Five Hundred Seventy-four and
99/100 Dollars ($526,574.99)."

     c.)     Section 1.02.

The following paragraph in Section 1.02 of the Lease is hereby deleted in its entirety: "Further, in the event that a movie theater has not opened at the regional development within eighteen (18) months of the Commencement Date, Tenant shall have the right, within sixty (60) days of the end of the aforementioned eighteen (18) month period, to terminate this Lease by written notice to Landlord. In the event the movie theater opens during the aforementioned sixty (60) day period, and before Tenant has given Landlord written notice that it is terminating the Lease, such right to terminate shall be void and of no further force and effect as of the date the movie theater opens."

3. In consideration for Landlord entering into this Agreement, Tenant shall pay Landlord, by certified or bank check, simultaneous with Tenant's execution of this Agreement, the sum of Fifty Thousand and 00/100 Dollars ($50,000.00), which sum shall be accepted by Landlord in full satisfaction of Tenant's outstanding balance for the period commencing on October 1, 2000 and continuing through May 31, 2001, and settlement of associated construction chargebacks.

4. As a material inducement to Landlord entering into this Agreement, Tenant certifies to Landlord that as of the date hereof: (i) the Lease, as modified hereby, contains the entire agreement between the parties hereto relating to the Premises and that there are no other agreements between the parties relating to the Premises, the Lease or the Shopping Center which are not contained herein or in the Lease; (ii) Landlord is not in default in any respect in any of the terms, covenants and conditions of the Lease; and (iii) Tenant has no setoffs, counterclaims or defenses against Landlord under the Lease.

5. Tenant and its predecessors, successors, parent, subsidiaries, affiliates and any related entity or person, hereby release Landlord and its parent, subsidiaries, or affiliated entities, and their agents, partners, officers, directors, and employees, and the respective heirs, executors, administrators, successors and assigns of any of the foregoing, from any and all liability, claims, damages, causes of action or any other form of relief, legal or equitable, that are, have been, or could have been or in the future might be asserted in any way relating to the Lease, the Landlord's performance thereunder, or the Premises, from the beginning of time to the date of signature of this Agreement.

6. Landlord and Tenant each mutually covenants, represents and warrants to the other that it has had no dealings or communications with any broker or agent in connection with this Agreement and each covenants and agrees to pay, hold harmless and indemnify the other from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commission or charges to any broker or agent claiming through the indemnifying party with respect hereto.

7. Tenant represents and warrants that it has taken all corporate, partnership or other action necessary to execute and deliver this

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Agreement,  and  that  this  Agreement  constitutes  the  legally binding
obligation  of  Tenant enforceable in accordance with its terms.   Tenant
shall  save and hold  Landlord  harmless  from  any  claims,  or  damages
including    reasonable    attorneys'    fees   arising   from   Tenant's
misrepresentation of its authority to enter into and execute this Agreement.

8. As modified and amended hereby, Landlord and Tenant each ratifies and affirms the terms of the Lease.


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IN  WITNESS WHEREOF, Landlord and Tenant have set their respective  hands as of the date first above written.

                                 LANDLORD:

 Witnessed By:                   ELIZABETH METROMALL LLC, a
                                 Delaware limited liability company
  Laurie A. Curl
 ______________________________  By: Glimcher New Jersey Metromall LLC,
                                 a Delaware limited liability company,
  Faith Oldaker Stubbs           Managing Member
 ______________________________

                                 By: Glimcher Properties Limited
                                 Partnership, a Delaware limited
                                 partnership, Managing Member


                                 By: Glimcher Properties Corporation,
                                 a Delaware corporation, General
                                 Partner

                                 /s/ Michael P. Gilmcher
                                 _______________________________
                                 By: Michael P. Glimcher, President


                                 TENANT:

Witnessed By:                    Cinema Ride Times Square, Inc.

Sue Harrison                     /s/ Mitch Francis
_______________________________  ________________________________
                                 Printed Name: Mitch Francis
Teresa C. Hurd                   Title: President
_______________________________


The undersigned acknowledges this Lease Modification Agreement No. 1 as being a part of this Lease for the purpose of a Guaranty of Lease dated October 19, 1999 and further acknowledges and reaffirms continued obligations under that certain Guaranty of Lease, executed in connection with the Lease, to guaranty the full performance of all of Tenant's obligations under the Lease and any amendments, modifications or alterations thereto, including the payment of all amounts that may become due and payable by Tenant to or for the benefit of Landlord.

     TENANT'S GUARANTOR

     Cinema Ride, Inc.

________________________________ By: /s/ Mitch Francis
                                 ________________________________
________________________________ Printed Name: Mitch Francis
                                 Title: President

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